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                                                                Exhibit 10.73


                     NON-NEGOTIABLE SECURED PROMISSORY NOTE


$8,000,000                                                      TUCSON, ARIZONA
                                                               NOVEMBER 13, 1996


         1. Principal Amount. For Value Received, SOFTEN REALTY, L.L.C., a Delaware limited liability company ("Maker"), promises to pay to the order of SIERRA TUCSON, INC., a Delaware corporation
("Payee"), the principal amount of $8,000,000 upon the terms and conditions herein contained.

         2.       Interest.

                  (a) Maker shall pay interest on the unpaid principal amount hereof from the date hereof until such unpaid principal is paid in full at a per annum rate equal to 8%. Payments of interest on the unpaid principal amount hereof shall be due and payable pursuant to Section 3 hereof.

                  (b) Any amount of principal and/or interest hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal and/or interest amount is paid in full, payable on demand, at an interest rate equal to 2% per annum in excess of the interest rate determined pursuant to Section 2(a) hereof.

         3. Payments. The principal amount hereof and all accrued and unpaid interest thereon shall be due and payable as follows:

                  (a) $500,000 of the principal amount hereof, together with accrued interest hereon, shall be due and payable on December 31, 1996; and

                  (b) The remainder of the principal amount hereof, together with accrued interest hereon, shall be due and payable in 72 equal monthly installments of $104,166.67 each commencing on February 1, 1997 and continuing on the first day of each and every calendar month thereafter until the principal amount hereof, together with accrued interest thereon, is paid in full.
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         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds and delivered to Payee on the date due at 16600 North Lago Del Oro
Parkway, Tucson, Arizona 85739, or at such other place as the holder hereof may from time to time designate in writing.

         4. Prepayment. Maker, without premium or penalty, may prepay this Note in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid.

         5. Security. This Note, and the obligations of Maker hereunder, are secured by Maker's grant to Payee of a security interest in and to certain collateral pursuant to that certain Security Agreement dated as of the date hereof between Maker, as grantor, and Payee, as secured party (the "Security Agreement").

         6. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default ("Event of Default") hereunder:

                  (a) Maker shall fail to pay any principal or interest on this Note when due, whether at maturity, by acceleration, by notice of prepayment or otherwise, and such failure shall continue for two days after the date due;

                  (b) Maker shall default in the due performance of any other covenant contained in any of this Note or the Security Agreement and such default shall remain unremedied for ten days following notification by Payee of such default;

                  (c) any representation or warranty made by Maker in this Note or the Security Agreement shall prove to have been false or misleading when made;

                  (d) default in payment shall be made with respect to any indebtedness of Maker in excess of $50,000;

                  (e) final judgment(s) for the payment of money in excess of $50,000 shall be rendered in the aggregate against Maker;

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                  (f) a Change of Control (as hereinafter defined shall occur);

                  (g) any of the Note or the Security Agreement shall, for any reason, not be or shall cease to be in full force and effect or is declared to be null and void or the Security Agreement shall not give or shall cease to give Maker the liens, rights, powers and privileges purported to be created thereby (including a first priority perfected security interest in, and lien on, all of the collateral subject thereto) in favor Maker; or

                  (h) Maker shall (i) file any proceeding in bankruptcy or reorganization, (ii) make an assignment for the benefit of creditors or
         (iii) fail to vacate, discharge or dismiss within 60 days of its initiation either (a) the filing of a proceeding in bankruptcy or reorganization against it or (b) the appointment of a receiver or trustee for all or any part of Maker's assets or property.

         For purposes of this Note, the term "Change of Control" shall mean (i) the consolidation, merger of Maker with or into any other person or entity; (ii) the sale or other transfer of all or majority of the outstanding equity securities of Maker (other than to persons or entities which are affiliated with the present beneficial owners thereof); or (iii) the sale of substantially all of Maker's assets to another person or entity.

         7. Remedies. Upon or at any time after the occurrence of an Event of Default specified in Section 6(a) through 6(g) hereof, this Note shall, at the option of Payee, become due and payable forthwith, without demand upon or notice to Maker, and upon the occurrence of any such Event of Default Payee shall have all the rights and remedies provided under applicable law. If an Event of Default specified in Section 6(h) hereof shall have occurred, this Note, and all amounts payable hereunder, shall thereupon and concurrently become due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by Maker, anything in this Note to the contrary notwithstanding.

         8.       Non-Negotiable Note.      This Note is non-negotiable.

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         9.       Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex or five days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purpose hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9) shall be in the case of Payee, its address as set forth in Paragraph 3 hereof, and in the case of Maker, c/o Apollo Real Estate Advisors, L.P., 1301 Avenue of the Americas, 38th Floor, New York, New York 10019.


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         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the day and year first above written.

                                      MAKER:

                                      SOFTEN REALTY, L.L.C., a Delaware
                                      limited liability company

                                      By:      NEXTHEALTH, INC., a Delaware
                                               corporation




                                      By: /s/  Bob Walton
                                         -----------------------------------
                                         Name:  Bob Walton
                                         Title: Authorized Representative

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